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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       NOVEMBER 8, 1999
                                                --------------------------------


                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                  000-23889                    76-0553110
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(State or other jurisdiction    (Commission File              (IRS Employer
      of incorporation)              Number)                Identification No.)


4900 HOPYARD ROAD, SUITE 200, PLEASANTON, CALIFORNIA               94566
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code    (925) 251-0000
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                                  INAPPLICABLE
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          (Former name or former address if changed since last report)


Exhibit Index located on page [  ]

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On November 8, 1999, Deloitte & Touche, LLP ("D & T") resigned as the principal accountant to audit the Company's financial statements.

     The reports of D & T on the financial statements for the years ended December 31, 1998 and December 31, 1997 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's fiscal years ended December 31, 1998 and December 31, 1997, and the period subsequent to December 31, 1998 preceding D & T's resignation, there were no disagreements between the Company and D & T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D & T, would have caused D & T to make a reference to the subject matter of the disagreement (s) in connection with its report on the Company's financial statements.

     By letter dated March 30, 1999 (the "Management Letter"), D & T advised the Company and the Audit Committee of the Company's Board of Directors that in planning and performing their audit for the year ended December 31, 1998, they had noted certain matters involving the Company's internal control and its operation that they considered to be material weaknesses under standards established by the American Institute of Certified Public Accountants. Material weaknesses involve matters coming to their attention in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. The following material weaknesses were noted in the Management Letter: inadequate overall internal control design; absence of appropriate reviews and approvals of transactions, accounting entries, or systems output; inadequate procedures for appropriately assessing and applying accounting principles; inadequate provisions for the safeguarding of assets; and failure to perform tasks that are part of a sound system of internal control, such as preparation of timely account reconciliations. D & T discussed each of the material weaknesses identified in the Management Letter with the Company's management and with the Audit Committee of the Company's Board of Directors. The Company has authorized D & T to discuss the subject matter of each material weakness identified in the Management Letter with the successor independent accountant subsequently engaged as the principal accountant to audit the Company's financial statements. The Company did not disagree with D & T's identification of material weaknesses in the Management Letter and has taken steps to address each such material weakness.

     On September 24, 1999, the Company's Board of Directors and D & T were informed by a Company officer that the borrowing base calculation in the Company's August 1999 Collateral Report, which is required to be provided to the Company's lender in connection with the Company's line of credit, was prepared with certain adjustments that were known not to be in accordance with the terms of the credit agreement and that the Company was in default under the

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credit agreement, as a result of which the lender would have the right to terminate the line of credit and demand immediate repayment of all amounts outstanding thereunder. The borrowing base calculation and adjustments were reviewed with the lender on September 27, 1999. The Company cured the default on October 4, 1999, and the default has not recurred.

     The Company's Board of Directors determined to conduct an independent investigation of the information which had been received on September 24, 1999. The initial report regarding the independent investigation confirmed such information. At the time of D & T's resignation, the Company's Board of Directors was continuing the independent investigation to follow up on certain questions not addressed by the initial report. The Company expects that none of the matters identified as a result of the independent investigation will have any material effect on the Company's financial statements.

     The Company has requested a letter from D & T as to whether D & T agrees or disagrees with the above statements. As of the date of filing of this report on Form 8-K, the Company has not yet received such letter.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.



                                 By: /s/ DONALD W. ROWLEY
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                                    Donald W. Rowley, Chief Financial Officer
                                    and Secretary

Dated: November 16, 1999